Exhibit 10.6

SMARTSTOP SELF STORAGE REIT, INC.

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), dated as of [________] (the “Grant Date”), is made by and between SmartStop Self Storage REIT, Inc., a Maryland corporation (the “Company”) and [________], (the “Participant”);

WHEREAS, the Company maintains the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan, effective as of June 15, 2022 (as may be amended from time to time, the “Plan”);

WHEREAS, the Plan allows the grant of Awards to eligible employees, directors, consultants and other key persons of the Company or any Subsidiary, including SmartStop Storage Advisors, LLC, a Delaware limited liability company (“SmartStop Advisors”), and Strategic Storage PM Canada, ULC, a British Columbia unlimited liability company (“SSPM Canada”);

WHEREAS, the Participant is an employee of SmartStop Advisors or SSPM Canada, a Non-Employee Director or a Consultant covered under the Plan;

WHEREAS, Section 8 of the Plan provides for the grant of Restricted Stock Units (“RSUs”), to eligible persons; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it would be to the advantage and in the best interest of the Company and its Subsidiaries to cause RSUs to be issued to the Participant under the Plan, subject to the terms and conditions set forth herein (the “Award”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of RSUs. The Participant shall be granted, by the Company, a total of [INSERT NUMBER] RSUs, granted as of the Grant Date, subject to the terms and conditions, rights, voting powers, restrictions and limitations set forth herein and in the Plan.

2. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. If a capitalized term is defined in both the Plan and this Agreement, the capitalized term used in this Agreement shall control.

(a)
“Applicable Laws” means any applicable federal, state, provincial and foreign laws and any regulations, instruments or orders enacted thereunder, and the rules, regulations and policies of any stock exchange on which the Shares are then listed for trading, as applicable.

(b)
“Change in Control” means the first to occur of any of the following events:

(i) the date any one person, or more than one person acting as a group, acquires the stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company (or such higher percentage specified in accordance with the preceding sentence), the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section;

(ii) the date any one person, or more than one person acting as a group, acquires during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the Company possessing 50 percent or more of the total voting power of the stock of the Company;

(iii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv) the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no change in control event under this paragraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(c)
“ITA” means the Income Tax Act (Canada) and the regulations thereto, as amended.

(d) “RSUs” means an Award issued under the Plan which entitles the holder, upon satisfaction of the vesting and other conditions set forth in the applicable award agreement and Plan, to be issued Shares.

(e) “Share” means one share of common stock of the Company.

3. Plan Governs; Stockholder Rights; Dividends.

(a)
The RSUs are subject to the terms of the Plan and this Agreement.

(b)
The Award shall not confer upon the Participant any rights as a stockholder of the Company, including but not limited to, the right to receive any cash distributions or dividends and the right to vote on any issues presented to stockholders for a vote, unless and until such issued Shares are reflected as issued and outstanding on the Company’s stock ledger. For the avoidance of doubt, a Participant will not receive any cash distributions or dividends on any RSUs until such RSUs have vested. For instance, if the RSUs vest in accordance with the vesting schedule described in Section 5 below, a Participant will have received a total amount of Shares under this Award equal to 100% of the Participant’s RSUs as of [________], and will accordingly have all rights of a stockholder of the Company with respect to such Shares at such time, subject to the Participant entering into any applicable shareholder agreement or providing other documents pursuant to Section 9.

(c)
The Participant shall be entitled to dividends or other distributions paid or made on vested Shares subject to this Award, but only as and when the RSUs to which the dividends or other distributions are attributable are settled pursuant to Section 7. Dividends paid on vested Shares prior to settlement will result in an adjustment to the number of RSUs held by the Participant in an equitable manner to reflect the amount of any such dividend. Adjustments under this paragraph will be subject to the discretion of the

Committee, whose determination will be final, binding, and conclusive. Dividends or other distributions paid on Shares that are forfeited shall be retained by the Company.

4. Restrictions on Transfer.

(a) Except to the extent approved in writing by the Committee, the Participant shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title, or interest in or to any RSUs prior to the date the Participant becomes fully vested in all RSUs granted pursuant to this Award. After all RSUs have become fully vested pursuant to this Award, there shall be no restrictions on the transfer of Shares other than those restrictions imposed by any Applicable Laws, and any applicable shareholder or similar agreement entered into pursuant to Section 9.

(b) The restrictions contained in this Section will not apply with respect to transfers of the RSUs pursuant to the laws of succession governing the province or territory in which the Participant is a resident at the time of the Participant’s death; provided that the restrictions contained in this Section will continue to be applicable to the RSUs after any such transfer; and provided further that the transferee(s) of such RSUs must agree in writing to be bound by the provisions of this Award.

5. Vesting. The RSUs shall vest in full and become nonforfeitable on [________], subject to the Participant’s continued employment by, or service to, the Company, SmartStop Advisors, SSPM Canada, or any Subsidiary (or applicable successors thereto) through such vesting date; provided that vesting may accelerate in the event a Change in Control occurs, in which instance the RSUs shall vest in full as of immediately prior thereto, unless this Award is assumed, continued, converted or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary.

6. Effect of Termination of Service. In the event of the Participant’s termination of employment or service with the Company, SmartStop Advisors, SSPM Canada, and the Subsidiaries for any reason, any and all RSUs that have not vested as of the date of such termination of employment or service with the Company (after taking into account any accelerated vesting that occurs in connection with such termination) shall automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and the Participant shall have no further right to or interest in such RSUs. No claim or entitlement to compensation or damages shall arise from a forfeiture of the RSUs resulting from termination of the Participant’s employment or services with the Company and/or Subsidiary, as applicable (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws or the terms of the Participant’s employment agreement, if any) and the Participant irrevocably agrees never to institute any claim arising from the forfeiture of RSUs against the Company and/or Subsidiary, as applicable, waives his/her ability, if any, to bring any such claim, and releases the Company and/or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims.

7. Settlement of Award. Subject to the Participant’s timely execution of any required documents as described in Section 9, as soon as administratively practicable following the date that an RSU vests, but in any event within seventy (70) days thereafter, the Company will issue to the Participant one Share for each vested RSU (on a one-to-one basis). In all cases, the issuance and delivery of Shares under this Agreement is intended to qualify as an issuance of securities described in section 7 of the ITA.

8. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Shares, the Committee shall adjust the number of outstanding RSUs in an equitable manner to reflect such event. Adjustments under this paragraph will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b) Merger, Consolidation and Other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation in which the Shares are converted into other securities, the RSUs shall pertain to and apply to the securities to which a holder of the number of Shares subject to the RSUs would have been entitled. If the stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) to which a holder of the number of Shares subject to the RSUs would have been entitled, in the same manner and to the same extent, including the same restrictions and vesting and payment schedule, as the RSUs.

(c) Other Adjustments. Notwithstanding the foregoing, the RSUs shall be subject to adjustment as set forth in the Plan.

9. Company Documents. At the Company’s reasonable and customary request, the Participant must timely execute and deliver to the Company any shareholders’ agreements, investment representations or other documents that the Company, in its sole discretion, deems necessary or desirable to effectuate the issuance of the Shares.

10. Securities Law Compliance. The RSUs are not presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for the RSUs. The RSUs cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available, or such transfer is permitted by Applicable Laws. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the RSUs under the Securities Act or to file a prospectus to qualify any distribution of the RSUs or any Shares received as a result under Applicable Laws. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act or Applicable Laws, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, shall be available. If an exemption under Rule 144 is available at all (and any transfer is otherwise permitted by Applicable Laws), it shall not be available until at least six months from issuance of the Award and then not unless the terms and conditions of Rule 144 have been satisfied.

To the extent not inconsistent with Applicable Laws, the Participant agrees not to effect any sale or distribution of the RSUs or any Shares received as a result thereof, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and for a period of up to 90 days beginning on the date of the pricing of any public or private debt or equity securities offering by the Company (except as part of such offering), if and to the extent requested in writing by the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Company, which consent may be given or withheld in the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, managing underwriter or underwriters, or initial purchaser or initial purchasers, as the case may be).

Certificates evidencing the Shares issued in connection with the RSUs, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under Applicable Laws or pursuant to this Agreement, including, without limitation, the following legends or any legends similar thereto:

“Any transfer of the securities represented hereby shall be invalid unless a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”) is in effect as to such transfer or in the opinion of counsel for SmartStop Self Storage REIT, Inc. (the “Company”) such registration is unnecessary in order for such transfer to comply with the Securities Act. The securities represented hereby are subject to transferability and other restrictions as set forth in (i) a written agreement with the Company and (ii) the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan, in each case, as has been and as may in the future be amended (or amended and restated) from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Laws. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Company shall not be obliged to deliver any Shares if such delivery would violate any Applicable Laws. The Company, in its sole discretion, may postpone the delivery of Shares under any RSUs as the Committee may consider appropriate, and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the delivery of Shares in compliance with Applicable Laws.

11. Taxes. The Company or any of its Subsidiaries may withhold from the Participant’s wages, or require the Participant to pay to such entity, any applicable withholding or employment taxes resulting from the vesting or settlement of the Award; provided, however, that the Company and its Subsidiaries have not made warranties or representations to the Participant with respect to the income tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or any Subsidiary, or the representatives of each, for an assessment of such tax consequences. Notwithstanding the foregoing, and with the prior approval of the Committee, the Participant may, upon vesting or settlement of the RSUs, elect to have the Company withhold Shares equal in value to the maximum statutory rate for foreign, federal, provincial, state, and local income and employment taxes applicable in Participant’s jurisdiction to satisfy any withholding tax obligations resulting from the vesting and settlement of the RSUs. To the extent that the Shares withheld are not sufficient to cover all taxes due, the Participant shall be responsible for any remaining amount of taxes that may be due. To the extent that any tax withholding obligations arise in connection with the Award, the Company shall accelerate the payment of a portion of the Award sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Company shall withhold such amounts in satisfaction of such withholding obligations. The Participant acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting or settlement of any Award and is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her receipt and settlement of the RSUs.

12. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13. Miscellaneous.

(a) Incorporation of the Plan. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Participant acknowledges that he or she has read and understands the Plan, and agrees with the terms and conditions thereof.

(b) No Right to Continued Employment or Service. Neither the establishment of the Plan nor the award of RSUs hereunder shall be construed as giving the Participant the right to continued employment or service with the Company or an entitlement to any remuneration or benefits not set forth in the Plan or the award of RSUs hereunder, and nothing herein shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate the Participant’s employment or service.

(c) No Benefit Accruals. No amount of stock or income received by the Participant pursuant to this Award will be considered remuneration or compensation for purposes of any severance or notice of termination payments, or any pension, retirement, insurance or other employee benefit plan or program of the Company or any Subsidiary in calculating any employment-related benefits to which the Participant may be entitled from the Participant’s employment or service with the Company or a Subsidiary. Participation in the Plan is discretionary and voluntary, and the Plan can be terminated at any time. This Award does not create a right or entitlement to future awards, whether pursuant to the Plan or otherwise.

(d) Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no RSUs shall be issued except, in the reasonable judgment of the Company, in compliance with exemptions under Applicable Laws.

(e) Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

(f) Notices. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

(g) Successors and Assigns. The Company or any Subsidiary may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and any Subsidiary. Subject to the restrictions on transfer set forth in Section 3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, Committees, successors and assigns.

(h) Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties.

(i) Clawback. This Award shall be subject to any clawback or recoupment policy currently in effect or as may be adopted by the Company, in each case, as may be amended from time to time.

(j) Independent Advice. Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company nor any Subsidiary making any recommendations regarding the Participant’s participation in the Plan. The Participant is hereby advised to consult with his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan before taking any action related to the Plan.

(k) Counterparts. This Award may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(l) Language. The parties acknowledge that it is their express wish that this Award, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

(m) Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SMARTSTOP SELF STORAGE REIT, INC.

By:

Name: H. Michael Schwartz

Title: Chief Executive Officer

____________________________

[Participant Name]